EXHIBIT 99.1

PARALLELE BIOSCIENCE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS
    •    ,    •    , 2005

        The undersigned shareholder(s) of ParAllele Bioscience, Inc., a California corporation ("ParAllele"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated                , 2005, and hereby appoints Thomas D. Willis and William Ericson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of ParAllele BioScience, Inc. to be held on                ,                , 2005 at 9:00 a.m., local time, at ParAllele's principal executive offices located at 7300 Shoreline Court, South San Francisco, California 94080 and at any postponements or adjournments thereof, and to vote all shares of ParAllele stock which the undersigned is entitled to vote on the matters set forth below.

The Board of Directors recommends a vote "FOR" each of the proposals.

        IMPORTANT:    All ParAllele shareholders are being asked to vote on PROPOSAL 1. However, only ParAllele shareholders who do not hold ParAllele Convertible Promissory Notes issued in March 2005 ("Notes") and those shareholders who were not entitled to purchase Notes pursuant to outstanding preemptive rights as described in the attached proxy statement/prospectus, are being asked to vote on PROPOSAL 2. If you own Notes or if you were entitled to purchase Notes pursuant to outstanding preemptive rights as described in the attached proxy statement/prospectus, please vote on PROPOSAL 1 only—any vote you cast regarding PROPOSAL 2 will not be counted.

        PROPOSAL 1.    To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of May 31, 2005, by and among ParAllele, Affymetrix, Inc., Pinecone Acquisition, Inc., a wholly owned subsidiary of Affymetrix, and Jonathan MacQuitty, as Shareholders' Representative, the merger and the related transactions.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

        PROPOSAL 2.    To ratify of the issuance of the ParAllele 7% Convertible Promissory Notes issued in March 2005.

☐ FOR          ☐ AGAINST          ☐ ABSTAIN

(Continued and to be signed, on reverse side)

(Continued from other side)

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy will be voted as directed or, if no contrary direction is indicated, will be voted "FOR" each of the proposals listed, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as said proxies deem advisable.

Typed or Printed Name(s)
Signature
Signature
Title, if applicable
Type and Number of Shares owned Dated: , 2005

        This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.